As filed with the Securities and Exchange Commission on October 28, 1996
                              Registration No. [ ]



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


Citicorp                         Delaware              13-2614988
Citicorp Capital I               Delaware              To be applied for
Citicorp Capital II              Delaware              To be applied for
Citicorp Capital III             Delaware              To be applied for
Citicorp Capital IV              Delaware              To be applied for
(Exact name of issuer as         (State or other       (I.R.S. Employer
specified in its charter)        jurisdiction of       Identification No.)
                                 incorporation
                                 or organization)

                                 399 Park Avenue
                            New York, New York 10043
                                 (212) 559-1000
 (Address, including zip code, and telephone number, including area code, of principal executive offices)
                                Stephen E. Dietz
                            Associate General Counsel
                                 Citibank, N.A.
                                 425 Park Avenue
                            New York, New York 10043
                                 (212) 559-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   Copies to:
                                John T. Bostelman
                               Sullivan & Cromwell
                                125 Broad Street
                            New York, New York 10004

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
    If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.___
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box._x_
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.___
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier registration statement for the same offering.
     ___
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box._x_

                         CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------
          Title of securities               Amount to      Proposed maximum     Proposed maximum        Amount of
            to be registered              be registered    offering price per   aggregate offering    registration
                                                           unit                 price                     fee
---------------------------------------------------------------------------------------------------------------------
Preferred securities of Citicorp              (1)                (2)                  (1)                 N/A
Capital I
---------------------------------------------------------------------------------------------------------------------
Preferred securities of Citicorp              (1)                (2)                  (1)                 N/A
Capital II
---------------------------------------------------------------------------------------------------------------------
Preferred securities of Citicorp              (1)                (2)                  (1)                 N/A
Capital III
---------------------------------------------------------------------------------------------------------------------
Preferred securities of Citicorp              (1)                (2)                  (1)                 N/A
Capital IV
---------------------------------------------------------------------------------------------------------------------
Guarantees by Citicorp of the
above-referenced preferred securities         (3)                (3)                  (3)                 N/A
========================================-----------------------------------------------------------------------------
Subordinated debt securities of Citicorp      (1)                (2)                  (1)                 N/A
=====================================================================================================================
         Total                            $1,000,000           N/A                $1,000,000             $303
=====================================================================================================================

(1) In no event will the aggregate initial offering price of the preferred securities of Citicorp Capital I, Citicorp Capital II, Citicorp Capital III, and Citicorp Capital IV (collectively, the "Trusts") issued under this Registration Statement exceed $100,000,000, exclusive of accrued interest and dividends, if any. A like amount of Subordinated Debt Securities may be issued and sold by Citicorp to any of the Trusts, in which event such Subordinated Debt Securities may later be distributed for no additional consideration to the holders of the preferred securities of such Trust upon a dissolution of such Trust and the distribution of the assets thereof.

(2) The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of the securities registered hereunder.

(3) Includes the rights of holders of the Preferred Securities under the Guarantee and certain back-up undertakings, comprised of the obligations of Citicorp to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, each Trust (other than with respect to the Preferred Securities) and such obligations of Citicorp as set forth in the Amended and Restated Declaration of Trust of each Trust and the Subordinated Indenture, in each case as further described in the Registration Statement. The Guarantee, when taken together with Citicorp's obligations under the Subordinated Debt Securities, the Subordinated Indenture and the Amended and Restated Declaration of Trust, will provide a full and unconditional guarantee on a subordinated basis by Citicorp of payments due on the Preferred Securities. No separate consideration will be received for any Guarantees or such back-up obligations.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  SUBJECT TO COMPLETION, DATED OCTOBER 28, 1996
PROSPECTUS




                                    Citicorp

                          Subordinated Debt Securities

                                 ---------------

                               Citicorp Capital I
                               Citicorp Capital II
                              Citicorp Capital III
                               Citicorp Capital IV

                              Preferred Securities
                     fully and unconditionally guaranteed by
                                    Citicorp

                                 ---------------

         Citicorp ("Citicorp" or the "Company"), a Delaware corporation, may from time to time offer its subordinated debentures, notes or other evidence of indebtedness (the "Subordinated Debt Securities") in one or more series and in amounts, at prices and on terms to be determined at the time of the offering. The Subordinated Debt Securities when issued will be unsecured obligations of the Company. The Company's obligations under the Subordinated Debt Securities will be subordinate and junior in right of payment to certain other indebtedness, as may be described in an accompanying Prospectus Supplement (the "Prospectus Supplement").

         Citicorp Capital I, Citicorp Capital II, Citicorp Capital III and Citicorp Capital IV (each, a "Citicorp Capital Trust"), each a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, preferred securities, representing undivided beneficial interests in the assets of the respective Citicorp Capital Trust ("Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of each of the Citicorp Capital Trusts out of moneys held by each of the Citicorp Capital Trusts, and payment on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by Citicorp to the extent described herein (each a "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantees" below. Citicorp's obligations under the Preferred Securities Guarantees are subordinate and junior in right of payment to all other liabilities of Citicorp and rank pari passu with the most senior preferred stock, if any, issued from time to time by Citicorp. Subordinated Debt Securities may be issued and sold from time to time in one or more series to a Citicorp Capital Trust, or a trustee of such Citicorp Capital Trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein, together the "Trust Securities") of such Citicorp Capital Trust. The
Subordinated Debt Securities purchased by a Citicorp Capital Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such Citicorp Capital Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement. The

Subordinated Debt Securities and the Preferred Securities and the related Preferred Securities Guarantees are sometimes collectively referred to hereafter as the "Offered Securities."

         Specific terms of the Subordinated Debt Securities of any series or the Preferred Securities of any Citicorp Capital Trust, the terms of which will mirror the terms of the Subordinated Debt Securities held by the Citicorp Capital Trust, in respect of which this prospectus (the "Prospectus") is being delivered will be set forth in a Prospectus Supplement with respect to such securities, which will describe, without limitation and where applicable, the following: (i) in the case of Subordinated Debt Securities, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, any exchange, conversion, redemption provisions, if any, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, dates on which premium, if any, and interest, if any, will be payable, the right of Citicorp, if any, to defer payment of interest on the Subordinated Debt Securities and the maximum length of such deferral period, the initial public offering price, subordination terms, and any listing on a securities exchange and other specific terms of the offering; and (ii) in the case of Preferred Securities, the designation, number of securities, liquidation preference per security, initial public offering price, any listing
on a securities  exchange, distribution   rate  (or  method  of  calculation
thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, terms for any conversion or
exchange into other  securities, any  redemption,   exchange  or  sinking  fund
provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Subordinated Debt Securities of Citicorp.

         The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering. The Prospectus Supplement relating to any series of Offered Securities will contain information concerning the United States federal income tax considerations applicable to purchasers of the Offered Securities.

         Citicorp and/or each of the Citicorp Capital Trusts may sell the Offered Securities directly, through agents designated from time to time, or through underwriters or dealers. See "Plan of Distribution" below. If any agents of Citicorp and/or any Citicorp Capital Trust or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in any related Prospectus Supplement.

         This Prospectus and related Prospectus Supplements may be used by direct or indirect subsidiaries of Citicorp in connection with offers and sales related to secondary market transactions in the Offered Securities. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

         This Prospectus may not be used to consummate sales of securities unless a Prospectus Supplement is also delivered.

                                 ---------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.
                                 ---------------

       THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR SAVINGS ACCOUNTS
        AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
              OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                   The date of this Prospectus is ______, 1996

         FOR NORTH CAROLINA RESIDENTS: THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

                              AVAILABLE INFORMATION

         This Prospectus constitutes a part of a combined Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by Citicorp and the Citicorp Capital Trusts with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, although it does include a summary of the material terms of the Indenture and the Declaration of Trust (each as defined herein). Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Citicorp Capital Trusts and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

         Citicorp is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information concerning Citicorp can be inspected and copied at prescribed rates at the Commission's Public Reference Room, Judiciary Plaza, 450 Fifth Street, Northwest, Washington, D.C. 20549, as well as the following Regional Offices of the Commission: 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained by mail from the Commission's Public Reference Section at prescribed rates. If available, such reports and other information may also be accessed through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the Commission's web set on the Internet (http://www.sec.gov). Such reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange.

         No separate financial statements of any of the Citicorp Capital Trusts have been included herein. Citicorp does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of each of the Citicorp Capital Trusts will be owned, directly or indirectly, by Citicorp, a reporting company under the Exchange Act, (ii) each of the Citicorp Capital Trusts has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such Citicorp Capital Trust and investing the proceeds thereof in Subordinated Debt Securities issued by Citicorp, and (iii) Citicorp's obligations described herein and in any accompanying Prospectus Supplement to provide certain indemnities in respect of and be responsible for certain costs, expenses, debts and liabilities of each of Citicorp Capital Trusts under the Indenture and any supplemental indenture thereto and pursuant to the Declarations of each Trust, the guarantee issued with respect to Preferred Securities issued by that Trust, the Subordinated Debt Securities purchased by that Trust and the related Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Preferred Securities. See "Description of the Subordinated Debt Securities" and "Description of the Preferred Securities Guarantees."

         The Citicorp Capital Trusts are not currently subject to the information reporting requirements of the Exchange Act. The Citicorp Capital Trusts will become subject to such requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive exemptions therefrom.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by Citicorp pursuant to Section 13 of the Exchange Act are incorporated by reference in this
Prospectus:

         (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

         (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; and

         (c) Current Reports on Form 8-K dated January 16, 1996, April 16, 1996, July 22, 1996 and October 15, 1996.

         All documents filed by Citicorp pursuant to Sections 13(a), 13(c), 14 or 15(d) of Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein or in any Prospectus Supplement shall be deemed to be modified or superseded for purposes of this Prospectus or any Prospectus Supplement to the extent that a statement contained herein or therein (or in any subsequently filed document that also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

         Citicorp will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Citicorp, 399 Park Avenue, New York, New York 10043, Attention: Investor Relations Department,
(212) 559-2718.

                                    CITICORP

         Citicorp, whose principal subsidiary is Citibank, N.A. ("Citibank"), is a holding company incorporated under the laws of the State of Delaware on
December 4, 1967. The principal office of Citicorp is located at 399 Park Avenue, New York, New York 10043; its telephone number is (212) 559-1000. Through its subsidiaries and affiliates, including Citibank, Citicorp is a global financial services organization serving the financial needs of individuals, businesses, governments and financial institutions in the United States and throughout the world.

Holding Company

         Citicorp is a legal entity separate and distinct from Citibank and its other subsidiaries and affiliates. There are various legal limitations on the extent to which Citicorp's bank subsidiaries may extend credit, pay dividends or otherwise supply funds to Citicorp. The approval of the Office of the Comptroller of the Currency is required if total dividends declared by a national bank in any calendar year exceed net profits (as defined ) for that year combined with its retained net profits for the preceding two years. In addition, dividends for such a bank may not be paid in excess of the bank's undivided profits. State-chartered bank subsidiaries are subject to dividend limitations imposed by applicable state law. In determining whether and to what extent to pay dividends, each bank subsidiary must also consider
the effect of dividend   payments  on  applicable   risk-based   capital  and
leverage ratio requirements as well as policy statements of the federal regulatory agencies that indicate that banking organizations should generally pay dividends out of current operating earnings.

         Citicorp also derives dividends from its non-bank subsidiaries. These subsidiaries are not subject to regulatory restrictions on their payment of dividends to Citicorp, except that the approval of the Office of Thrift Supervision may be required if total dividends declared by a savings association in any calendar year exceed amounts specified in that agency's regulations. In addition, there are numerous governmental requirements and regulations that affect the activities of Citicorp and its bank and non-bank subsidiaries.

         Under longstanding policy of The Board of Governors of the Federal Reserve System, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of that policy, Citicorp may be required to commit resources to its subsidiary banks in circumstances where it might not otherwise do so.

         Because Citicorp is a holding company, its rights and the rights of its creditors and stockholders, including the holders of the Subordinated Debt Securities and the Preferred Securities Guarantees, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that Citicorp may itself be a creditor with recognized claims against the subsidiary.

                   CITICORP RATIOS OF INCOME TO FIXED CHARGES

         For the fiscal years ended December 31, 1995, 1994, 1993, 1992 and 1991 and the nine months ended September 30, 1996, Citicorp's consolidated ratios of income to fixed charges, computed as set forth below, were as follows:

                         Nine Months
                            Ended
                        September 30,           Year Ended December 31,
                            1996         1995     1994     1993    1992     1991
Income to Fixed Charges:
   Excluding Interest
      on Deposits           2.65         2.31     1.76    1.44     1.24     0.96
   Including Interest
      on Deposits           1.48         1.42     1.31    1.18     1.09     0.99

         Income for the year ended December 31, 1991 was inadequate to cover fixed charges by $237 million. For purposes of computing the consolidated ratio of income to fixed charges, income represents net income (or net loss), before extraordinary items and cumulative effects of accounting changes, plus income taxes and fixed charges. Fixed charges, excluding interest on deposits, represent interest expense (except interest paid on deposits) and the interest factor included in rents. Fixed charges, including interest on deposits, represent all interest expense and the interest factor included in rents.

                                 USE OF PROCEEDS

         Each Trust will use the proceeds of the sale of the Preferred Securities to acquire Subordinated Debt Securities from Citicorp. Citicorp intends to apply the net proceeds from the sale of the Subordinated Debt
Securities  to its  general  funds to be used by its  management  for  corporate purposes, principally to fund investments in, or extensions of credit to, banking and non-banking subsidiaries. Except as otherwise described in a Prospectus Supplement, specific allocations of the proceeds to such purposes will not have been made at the date of the applicable Prospectus Supplement, although the management of Citicorp will have determined that funds should be raised at that time in anticipation of future funding requirements of the subsidiaries. The precise amount and timing of such investments in and extensions of credit to the subsidiaries will depend
upon  their  funding requirements   and  the   availability  of  other  funds
to  Citicorp  and  its subsidiaries.


                                   THE TRUSTS

         Each of the Trusts is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust (each a "Declaration") executed by the Company, as sponsor for such trust (the "Sponsor") and the Citicorp Capital Trustees (as defined herein) for such trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each Citicorp Capital Trust exists for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided beneficial interests in the assets of such Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debt Securities, and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Company. The
Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will, directly or indirectly, acquire Common Securities in an aggregate liquidation amount equal to approximately 3 percent of the total capital of each Citicorp Capital Trust. Each Citicorp Capital Trust has a term of approximately 55 years, but may earlier terminate as provided in the Declaration. Each Citicorp Capital Trust's business and affairs will be conducted by the trustees (the "Citicorp Capital Trustees") appointed by the Company, as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Citicorp Capital Trustees of a Citicorp Capital Trust. The duties and obligations of the Citicorp Capital Trustees shall be governed by the Declaration of such Citicorp Capital Trust. Each Trust will have one or more Citicorp Capital Trustees who are employees or officers of or affiliated with the Company (the "Regular Trustees"). One Citicorp Capital Trustee of each Citicorp Capital Trust will be a financial institution which will be unaffiliated with the Company and which shall act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one Citicorp Capital Trustee of each Citicorp Capital Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the Citicorp Capital Trusts and the offering of Trust Securities, the payment of which will be guaranteed by the Company. The office of the Delaware Trustee for each Citicorp Capital Trust in the State of Delaware, and its principal place of business, is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.


                 DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

         Subordinated Debt Securities may be issued from time to time in one or more series under an Indenture (the "Indenture"), between the Company and Wilmington Trust Company, as Trustee (the "Debt Trustee"). The terms of the Subordinated Debt Securities will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The following summary of the material terms does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Indenture unless otherwise noted.

General

         The Subordinated Debt Securities will be unsecured, subordinated obligations of the Company. The Indenture does not limit the aggregate principal amount of Subordinated Debt Securities which may be issued thereunder and provides that the Subordinated Debt Securities may be issued from time to time in one or more series. The Subordinated Debt Securities are issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Company's Board of Directors (each, a "Supplemental Indenture").

         In the event Subordinated Debt Securities are issued to a Citicorp Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Citicorp Capital Trust, such Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such Citicorp Capital Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Debt Securities will be issued to a Citicorp Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Citicorp Capital Trust.

         Reference is made to the Prospectus Supplement relating to the particular Subordinated Debt Securities being offered thereby for the following terms: (1) the designation of such Subordinated Debt Securities; (2) the aggregate principal amount of such Subordinated Debt Securities; (3) the percentage of their principal amount at which such Subordinated Debt Securities will be issued; (4) the date or dates on which such Subordinated Debt Securities will mature and the right, if any, to extend such date or dates; (5) the rate or rates, if any, per annum, at which such Subordinated Debt Securities will bear interest, or the method of determination of such rate or rates; (6) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (7) the right, if any, to extend the interest payment periods and the duration of such extension; (8) the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which such Subordinated Debt Securities may be redeemed, in whole or in part; (9) the form of such Subordinated Debt
Securities; and (10) any other specific terms of the Subordinated Debt Securities. Principal, premium, if any, and interest, if any, will be payable, and the Subordinated Debt Securities offered hereby will be transferable, at the corporate trust office of the Debt Trustee in New York, New York, provided that payment of interest, if any, may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears in the Security Register.

         If a Prospectus Supplement specifies that a series of Subordinated Debt Securities is denominated in a currency or currency unit other than United States dollars, such Prospectus Supplement shall also specify the denomination in which such Subordinated Debt Securities will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on such Subordinated Debt Securities will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due.

         The covenants contained in the Indenture would not necessarily afford protection to holders of the Subordinated Debt Securities in the event of a decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Form, Exchange, Registration, Transfer and Payment

         Unless otherwise specified in the applicable Prospectus Supplement, the Subordinated Debt Securities will be issued in fully registered form without coupons and in denominations of $1,000 and multiples of $1,000. No service charge will be made for any transfer or exchange of the Subordinated Debt Securities, but the Company or the Debt Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith.

         Unless otherwise provided in the applicable Prospectus Supplement, principal and premium, if any, or interest, if any, will be payable and the Subordinated Debt Securities may be surrendered for payment or transferred at the offices of the Debt Trustee as paying and authenticating agent, provided that payment of interest on registered securities may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears in the Security Register.

Book-Entry Subordinated Debt Securities

         The Subordinated Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Global Depositary"), or its nominee, identified in the Prospectus Supplement relating to such series. In such a case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of Outstanding Subordinated Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Subordinated Debt Securities in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Global Depositary for such Global Security to a nominee for such Global Depositary and except in the circumstances described in the applicable Prospectus Supplement.

         The specific terms of the depositary arrangement with respect to any portion of a series of Subordinated Debt Securities to be represented by a Global Security and a description of the Global Depositary will be provided in the applicable Prospectus Supplement.

Subordination

         The Subordinated Debt Securities will be subordinated and junior in right of payment to certain other indebtedness of the Company to the extent set forth in the applicable Prospectus Supplement.

Certain Covenants of the Company

         Securities Issued to a Citicorp Capital Trust. If Subordinated Debt Securities are issued to a Citicorp Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Citicorp Capital Trust and (i) there shall have occurred any event that would constitute an Event of Default (as defined herein) or (ii) the Company shall be in default with respect to its payment of any obligations under the related Preferred Securities Guarantee or Common Securities Guarantee, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (x) purchases or acquisitions of shares of Citicorp Common Stock in connection with the satisfaction by Citicorp of its obligations under any employee benefit plans or any other contractual obligation of Citicorp (other than a contractual obligation ranking pari passu with or junior to the Subordinated Debt Securities) (y) as a result of a reclassification of Citicorp capital stock or the exchange or conversion of one class or series of Citicorp capital stock for another class or series of Citicorp capital stock or (z) the purchase of fractional interests in shares of Citicorp capital stock pursuant to the conversion or exchange provisions of such Citicorp capital stock or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing, and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities.

         If Subordinated Debt Securities are issued to a Citicorp Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Citicorp Capital Trust and the Company shall have given notice of its election to defer payments of interest on such Subordinated Debt Securities by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities.

         In the event Subordinated Debt Securities are issued to a Citicorp Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities of such Citicorp Capital Trust, for so long as such Trust Securities remain outstanding, the Company will covenant (i) to directly or indirectly maintain 100 percent ownership of the Common Securities of such Citicorp Capital Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities, (ii) to use its reasonable efforts to cause such Citicorp Capital Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Citicorp Capital Trust, the redemption of all of the Trust Securities of such Citicorp Capital Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Citicorp Capital Trust, and (b) to continue not to be classified as an association taxable as a corporation or a partnership for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Subordinated Debt Securities.

Limitation on Mergers and Sales of Assets

         The Company shall not consolidate with, or merge into, any corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless (a) the successor entity shall be a corporation organized under the laws of any domestic or foreign jurisdiction and shall expressly assume the obligations of the Company under the Indenture and (b) after giving effect thereto, no Default shall have occurred and be continuing under the Indenture.

Defaults, Events of Default, Waiver and Notice

         The Indenture provides than any one or more of the following described events which has occurred and is continuing constitutes a "Default" with respect to each series of Subordinated Debt Securities:

         (a) default for 30 days in payment of any interest on the Subordinated Debt Securities of that series, including any Additional Interest in respect thereof, when due; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

         (b) default in payment of principal and premium, if any, on the Subordinated Debt Securities of that series when due either at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Subordinated Debt Securities shall not constitute a default for this purpose; or

         (c) default by the Company in the performance of any other of the covenants or agreements in the Indenture which shall not have been remedied for a period of 90 days after notice; or

         (d) any Event of Default.

         Any one or more of the following described events which has occurred and is continuing constitutes an "Event of Default" with respect to each series of Subordinated Debt Securities:

         (x) certain events of bankruptcy, insolvency or reorganization of the Company; or

         (y) in the event Subordinated Debt Securities are issued to a Citicorp Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Citicorp Capital Trust, the voluntary or involuntary dissolution, winding-up or termination of such Citicorp Capital Trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Citicorp Capital Trust, the redemption of all of the Trust Securities of such Citicorp Capital Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Citicorp Capital Trust.

         Unless an Event of Default shall have occurred and be continuing with respect to a series of Subordinated Debt Securities, neither the holders of the Subordinated Debt Securities nor the Debt Trustee may declare the acceleration of the payment of principal or premium, if any, of such Subordinated Debt Securities.

         The Indenture provides that the Debt Trustee may withhold notice to the holders of a series of Subordinated Debt Securities (except in payment of principal or of interest or premium on the Subordinated Debt Securities) if the Trustee considers it in the interest of such holders to do so.

         The Indenture provides that, (a) if an Event of Default due to the default in the payment of principal, interest or premium, if any, on any series of Subordinated Debt Securities shall have occurred and be continuing, either the Debt Trustee or the holders of 25 percent in principal amount of the Subordinated Debt Securities of all series affected thereby then outstanding may declare the principal of all such Subordinated Debt Securities to be due and payable immediately, and (b) if an Event of Default resulting from default in the performance of any other of the covenants or agreements in the Indenture or certain events of bankruptcy, insolvency and reorganization of the Company shall have occurred and be continuing, either the Debt Trustee or the holders of 25 percent in principal amount of all Subordinated Debt Securities then outstanding (treated as one class) may declare the principal of all Subordinated Debt Securities to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except defaults in payment of principal of or interest or premium on the Subordinated Debt Securities) by the holders of a majority in principal amount of the Subordinated Debt Securities of such series (or of all series, as the case may be) then outstanding.

         The holders of a majority in principal amount of the Subordinated Debt Securities of any and all series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee under the Indenture, provided that the holders of the Subordinated Debt Securities shall have offered to the Debt Trustee reasonable indemnity against expenses and liabilities. The Indenture requires the annual filing by the Company with the Debt Trustee of a certificate as to the absence of certain defaults under the Indenture.

Modification of the Indenture

         The Indenture contains provisions permitting the Company and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Subordinated Debt Securities of all series affected by such modification at the time outstanding, to modify the Indenture or any supplemental indenture or the rights of the holders of the Subordinated Debt Securities; provided that no such modification shall (i) extend the fixed maturity of any Security, or reduce the principal amount thereof (including in the case of a discounted Security the amount payable thereon in the event of acceleration or the amount provable in bankruptcy) or any redemption premium thereon, or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest or premium on, the Subordinated Debt Securities payable in any coin or currency other than that provided in the Subordinated Debt Securities, or impair or affect the right of any holder of Subordinated Debt Securities to institute suit for the payment thereof or the right of prepayment, if any, at the option of the holder, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Subordinated Debt Securities the consent of the holders of which is required for any such modification without the consent of the holders of each Security affected.

Defeasance and Discharge

         The Indenture provides that the Company, at the Company's option: (a) will be Discharged from any and all obligations in respect of the Subordinated Debt Securities of a series (except for certain obligations to register the transfer or exchange of Subordinated Debt Securities, replace stolen, lost or mutilated Subordinated Debt Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture (including those described under "Certain Covenants of the Company"), in each case if the Company deposits, in trust with the Debt Trustee or the Defeasance Agent, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest and premium, if any, on, the Subordinated Debt Securities of such series on the dates such payments are due in accordance with the terms of such Subordinated Debt Securities. To exercise any such option, the Company is required to deliver to the Debt Trustee and the Defeasance Agent, if any, an opinion of counsel to the effect that (i) the deposit and related defeasance would not cause the holders of the Subordinated Debt Securities of such series to recognize income, gain or loss for U.S. federal income tax purposes and, in the case of a Discharge pursuant to clause (a), such opinion shall be accompanied by a private letter ruling to the effect received by Citicorp from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to the effect published by the United States Internal Revenue Service, and (ii) if listed on any national securities exchange, such Subordinated Debt Securities would not be delisted from such exchange as a result of the exercise of such option.

Governing Law

         The Indenture and the Subordinated Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

The Debt Trustee

         The Company or its affiliates maintain certain accounts and other banking relationships with the Debt Trustee and its affiliates.

                     DESCRIPTION OF THE PREFERRED SECURITIES

         Each Citicorp Capital Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each Citicorp Capital Trust authorizes the Regular Trustees of such Citicorp Capital Trust to issue on behalf of such Citicorp Capital Trust one series of Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act and which will mirror the terms of the Subordinated Debt Securities held by the Citicorp Capital Trust and described in the Prospectus Supplement relating thereto. Reference is made to the Prospectus Supplement relating to the Preferred Securities of the Citicorp Capital Trust for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issued by such Citicorp Capital Trust; (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such Citicorp Capital Trust and the date or dates upon which such distributions shall be payable; (iv) whether distributions on Preferred Securities issued by such Citicorp Capital Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such Citicorp Capital Trust shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such Citicorp Capital Trust to the holders of Preferred Securities of such Citicorp Capital Trust upon voluntary or involuntary dissolution, winding-up or termination of such Citicorp Capital Trust; (vi) the obligation, if any, of such Citicorp Capital Trust to purchase or redeem Preferred Securities issued by such Citicorp Capital Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Preferred Securities issued by such Citicorp Capital Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of Preferred Securities issued by such Citicorp Capital Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more Citicorp Capital Trusts, or of both, as a condition to specified action or amendments to the Declaration of such Citicorp Capital Trust; (viii) the terms and conditions, if any, upon which the Subordinated Debt Securities may be distributed to holders of Preferred Securities; (ix) if applicable, any securities exchange upon which the Preferred Securities shall be listed; and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such Citicorp Capital Trust not inconsistent with the Declaration of such Citicorp Capital Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of the Preferred Securities Guarantees." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

         In connection with the issuance of Preferred Securities, each Citicorp Capital Trust will issue one series of Common Securities. The Declaration of each Citicorp Capital Trust authorizes the Regular Trustees of such trust to issue on behalf of such Citicorp Capital Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. Except for voting rights, the terms of the Common Securities issued by a Citicorp Capital Trust will be substantially identical to the terms of the Preferred Securities issued by such trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the Citicorp Capital Trustees of a Citicorp Capital Trust. All of the Common Securities of each Citicorp Capital Trust will be directly or indirectly owned by the Company.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

         If an Event of Default under the Declaration of a Citicorp Capital Trust occurs and is continuing, then the holders of Preferred Securities of such Citicorp Capital Trust would rely on the enforcement by the Institutional Trustee of its rights as a holder of the applicable series of Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation amount of the Preferred Securities of such Citicorp Capital Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the applicable Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the applicable series of Subordinated Debt Securities, a holder of Preferred Securities of such Citicorp Capital Trust may institute a legal proceeding directly against the Company to enforce the Institutional Trustee's rights under the applicable series of Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default under the applicable Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the applicable series of Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of such Citicorp Capital Trust may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the applicable series of Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the applicable series of Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the applicable Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

         Set forth below is a summary of information concerning the Preferred Securities Guarantees which will be executed and delivered by Citicorp for the benefit of the holders from time to time of Preferred Securities. Each Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as indenture trustee under each Preferred Securities Guarantee for purposes of the Trust Indenture Act (the "Preferred Guarantee Trustee"). The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The summary of the material terms of the Preferred Securities Guarantees does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable Citicorp Capital Trust.

General

         Pursuant to each Preferred Securities Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by a Citicorp Capital Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such Citicorp Capital Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such Citicorp Capital Trust may have or assert. The following payments with respect to Preferred Securities issued by a Citicorp Capital Trust to the extent not paid by such Citicorp Capital Trust (the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Preferred Securities, to the extent such Citicorp Capital Trust shall have funds available therefor; (ii) the redemption price, including all accrued and unpaid distributions to the date of payment (the "Redemption Price"), to the extent such Citicorp Capital Trust has funds available therefor with respect to any Preferred Securities called for redemption by such Citicorp Capital Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Citicorp Capital Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such Citicorp Capital Trust has funds available therefor and (b) the amount of assets of such Citicorp Capital Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such Citicorp Capital Trust. The redemption price and liquidation amount will be fixed at the time the Preferred Securities are issued. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the applicable Citicorp Capital Trust to pay such amounts to such holders.

         Each Preferred Securities Guarantee will not apply to any payment of distributions except to the extent such Citicorp Capital Trust shall have funds available therefor. If the Company does not make interest payments on the Subordinated Debt Securities purchased by a Citicorp Capital Trust, such Citicorp Capital Trust will not pay distributions on the Preferred Securities issued by such Citicorp Capital Trust and will not have funds available therefor. See "Description of the Subordinated Debt Securities -- Certain
Covenants of the Company." The Preferred Securities Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of such Citicorp Capital Trust (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities.

         The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Citicorp Capital Trusts with respect to the Common Securities (the "Common Securities Guarantees") to the same extent as the Preferred Securities Guarantees, except that upon an event of default under the Indenture, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of the Company

         In each Preferred Securities Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable Citicorp Capital Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Preferred Securities Guarantee or the Declaration of such Citicorp Capital Trust, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Citicorp Common Stock in connection with the satisfaction by Citicorp of its obligations under any employee benefit plans or the satisfaction by Citicorp of its obligations pursuant to any contract or security requiring Citicorp to purchase shares of Citicorp Common Stock, (ii) as a result of a reclassification of Citicorp capital stock or the exchange or conversion of one class or series of Citicorp capital stock for another class or series of Citicorp capital stock or, (iii) the purchase of fractional interests in shares of Citicorp capital stock pursuant to the conversion or exchange provisions of such Citicorp capital stock or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities.

Modification of the Preferred Securities Guarantees; Assignment

         Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable Citicorp Capital Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable Citicorp Capital Trust then outstanding.

Termination

         Each Preferred Securities Guarantee will terminate as to the Preferred Securities issued by the applicable Citicorp Capital Trust (a) upon full payment of the Redemption Price of all Preferred Securities of such Citicorp Capital Trust, (b) upon distribution of the Subordinated Debt Securities held by such Citicorp Capital Trust to the holders of the Preferred Securities of such Citicorp Capital Trust or (c) upon full payment of the amounts payable in accordance with the Declaration of such Citicorp Capital Trust upon liquidation of such Citicorp Capital Trust. Each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable Citicorp Capital Trust must restore payment of any sums paid under such Preferred Securities or such Preferred Securities Guarantee.

Events of Default

         An event of default under a Preferred Securities Guarantee will occur upon the failure of the Company to perform any of its payment obligations thereunder.

         The holders of a majority in liquidation amount of the Preferred Securities relating to such Preferred Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Preferred Securities. If the Preferred Guarantee Trustee fails to enforce such Preferred Securities
Guarantee, any holder of Preferred Securities relating to such Preferred Securities Guarantee may institute a legal proceeding directly against the Company to enforce the Preferred Guarantee Trustee's rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the relevant Citicorp Capital Trust, the Preferred Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a guarantee payment, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the Preferred Securities Guarantee for such payment. The Company waives any right or remedy to require that any action be brought first against such Citicorp Capital Trust or any other person or entity before proceeding directly against the Company.

Status of the Preferred Securities Guarantees

         The Preferred Securities Guarantees will constitute unsecured obligations of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by Citicorp in respect of any preferred or preference stock of any affiliate of the Company, and (iii) senior to the Company's common stock. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the applicable Citicorp Capital Trust by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee relating thereto.

         The Preferred Securities Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Preferred Securities Guarantee without instituting a legal proceeding against any other person or entity).

Information Concerning the Preferred Guarantee Trustee

         The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to a Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

         The Company or its affiliates maintain certain accounts and other banking relationships with the Preferred Guarantee Trustee and its affiliates.

Governing Law

         The Preferred Securities Guarantees will be governed by and construed in accordance with the laws of the State of New York.

                         EFFECT OF OBLIGATIONS UNDER THE
       SUBORDINATED DEBT SECURITIES AND THE PREFERRED SECURITIES GUARANTEE

         As set forth in the Declaration, the sole purpose of each of the Citicorp Capital Trusts is to issue the Trust Securities evidencing undivided beneficial interests in the assets of each of the Citicorp Capital Trusts, and to invest the proceeds from such issuance and sale in the Subordinated Debt Securities.

         As long as payments of interest and other payments are made when due on the Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) Citicorp shall pay all, and the applicable Citicorp Capital Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the applicable Citicorp Capital Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the Citicorp Trustees shall not take or cause or permit the applicable Citicorp Capital Trust to, among other things, engage in any activity that is not consistent with the purposes of the applicable Citicorp Capital Trust.

         Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by Citicorp as and to the extent set forth under "Description of the Preferred Securities Guarantees." If Citicorp does not make interest payments on the Subordinated Debt Securities purchased by the applicable Citicorp Capital Trust, it is expected that the applicable Citicorp Capital Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Preferred Securities Guarantee does not apply to any payment of distributions unless and until the applicable Citicorp Capital Trust has sufficient funds for the payment of such distributions. The Preferred Securities Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that Citicorp has made a payment of interest or principal on the Subordinated Debt Securities held by the applicable Citicorp Capital Trust as its sole asset. The Preferred Securities Guarantee, when taken together with Citicorp's obligations under the Subordinated Debt Securities and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the applicable Citicorp Capital Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts on the Preferred Securities.

         If  Citicorp   fails  to  make  interest  or  other   payments  on  the
Subordinated Debt Securities when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company" and "-- Voting Rights" in any accompanying Prospectus Supplement, may direct the Institutional Trustee to enforce its rights under the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities, a holder of Preferred Securities may institute a legal proceeding against Citicorp to enforce the Institutional Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Citicorp to pay interest or principal on the Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Subordinated Debt Securities. In connection with such Direct Action, Citicorp will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by Citicorp to such holder of Preferred Securities in such Direct Action. Citicorp, under the Preferred Securities Guarantee, acknowledges that the Guarantee Trustee shall enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. If Citicorp fails to make payments under the Preferred Securities Guarantee, the Preferred Securities Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. Any holder of Preferred Securities may institute a legal proceeding directly against Citicorp to enforce the Guarantee Trustee's rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the applicable Citicorp Capital Trust, the Guarantee Trustee, or any other person or entity.

         Citicorp and each of the Citicorp Capital Trusts believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by Citicorp of payments due on the Preferred Securities. See "Description of the Preferred Securities Guarantees -- General."

                              PLAN OF DISTRIBUTION

         Citicorp may sell the Subordinated Debt Securities and any Citicorp Capital Trust may sell Preferred Securities in any of, or any combination of, the following ways: (i) directly to purchasers, (ii) through agents and (iii) through underwriters or dealers. Such underwriters, dealers or agents may be affiliates of Citicorp, and offers or sales of such securities may include secondary market transactions by affiliates of Citicorp.

         Offers to purchase Offered Securities may be solicited directly by Citicorp and/or any Citicorp Capital Trust, as the case may be, or by agents designated by Citicorp and/or any Citicorp Capital Trust, as the case may be, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by Citicorp to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agency will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

         If an underwriter or underwriters are utilized in the sale, Citicorp will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make releases of the Offered Securities in respect of which this Prospectus is delivered to the public.

         If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, Citicorp and/or any Citicorp Capital Trust, as the case may be, will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement.

         Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by Citicorp and/or any Citicorp Capital Trust, as the case may be, against certain liabilities, including liabilities under the Securities Act.

         This Prospectus and related Prospectus Supplement may be used by direct or indirect subsidiaries of Citicorp in connection with offers and sales related to secondary market transactions. Such subsidiaries may act as principal or agent in such transactions. Such sales may be made at prices related to prevailing market prices at the time of sale.

         The participation of an affiliate or subsidiary of Citicorp in the offer and sale of the Offered Securities will comply with the requirements of Rule 2720 of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD") regarding underwriting securities of the affiliate. No NASD member participating in offers and sales will execute a transaction in the Securities in a discretionary account without the prior written specific approval of the member's customer.

         Underwriters, agents or their controlling persons may engage in transactions with and perform services for Citicorp in the ordinary course of business.

                             VALIDITY OF SECURITIES

         Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the Citicorp Capital Trusts by Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Citicorp Capital Trusts. The validity of the Subordinated Debt Securities and the Preferred Securities Guarantee and certain matters relating thereto will be passed upon for Citicorp by Stephen E. Dietz, an Associate General Counsel of Citibank, N.A. Mr. Dietz owns or has the right to acquire a number of shares of Common Stock of Citicorp equal to less than 0.01% of the outstanding Common Stock of Citicorp.

                                     EXPERTS

         The consolidated financial statements of Citicorp and subsidiaries included in Citicorp's Annual Report and Form 10-K for 1995 have been incorporated herein by reference in reliance upon the report set forth therein of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP, covering the December 31, 1995 financial statements refers to the fact that in 1994 Citicorp adopted Statement of Financial Accounting Standards ("SFAS") No. 112, "Employers' Accounting for Postemployment Benefits" and SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and in 1993 Citicorp adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" and SFAS No. 109, "Accounting for Income Taxes."

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

     Filing Fee for Registration Statement.............................$     *
     Legal Fees and Expenses...........................................      *
     Accounting Fees and Expenses......................................      *
     Blue Sky Fees and Expenses........................................      *
     Printing and Engraving Fees.......................................      *
     Listing Fees......................................................      *
     Miscellaneous.....................................................      *
          Total........................................................$     *
----------
  *To be supplied by amendment.

Item 15.  Indemnification of Directors and Officers.

         Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation, among others, has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that expenses incurred by a director or officer in defending any action, suit or proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 145; and that indemnification and advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation, among others, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         The Restated Certificate of Incorporation, as amended, of Citicorp provides, in effect, that, to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145, Citicorp (i) shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) by reason of the fact that he is or was a director or officer of Citicorp against expenses, judgments, fines and amounts paid in settlement, and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person was an employee or agent of Citicorp and is or was serving at the request of Citicorp as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such Restated Certificate of Incorporation also provides, in effect, that expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by Citicorp in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by Citicorp. In addition, as permitted by Section 145 of the General Corporation Law of the State of Delaware, Citicorp maintains liability insurance covering directors and principal officers, including the Regular Trustees of the Trusts.

         Article IV of the Declaration of Trust of each Trust limits the liability to the Trust and certain other persons, and provides for the indemnification by the Trust or Citicorp, of Trustees, their officers, directors and employees and certain other persons.

Item 16.  Exhibits.

     1(a) -- Form of Underwriting Agreement--Preferred Securities (1)
     3(i) -- Restated Certificate of Incorporation, as amended through June 16,
             1993, of Citicorp.(2)
          (a) Certificate of Designations, Series 18 Preferred Stock.(3)
          (b) Certificate of Designations, Series 19 Preferred Stock.(3)
          (c) Certificate of Designations, Series 20 Preferred Stock.(3)
          (d) Certificate of Designations, Series 21 Preferred Stock.(3)
          (e) Certificate of Designations, Series 22 Preferred Stock.(3)
          (f) Certificate of Designations, Series 23 Preferred Stock.(3)
     3(ii) -- Bylaws of Citicorp.(4)
     4(a) -- Certificate of Trust of Citicorp Capital I. (Certificates of Trust
             for each other Trust, identical except for the name, will be filed upon request.)(1)
     4(b) -- Declaration of Trust of Citicorp Capital I. (Declarations of Trust
             for each other Trust, identical except for the name, will be filed upon request.)(1)
     4(c) -- Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of Preferred Securities.(1)
     4(d) -- Form of Indenture between Citicorp and Wilmington Trust Company, as Trustee.(1)
     4(e) -- Form of Supplemental Indenture to be used in connection with the issuance of Subordinated Debt Securities and Preferred Securities.
             (1)
     4(f) -- Form of Preferred Security (included in 4(c) above).
     4(g) -- Form of Subordinated Debt Security (included in 4(d) above).
     4(h) -- Form of Guarantee with respect to Preferred Securities. (1)
     5(a) -- Opinion and consent of Stephen E. Dietz, Associate General Counsel of Citibank, N.A. (1)

     5(b) -- Opinion and consent of Morris, Nichols, Arsht & Tunnell. (1) 12(a)-- Citicorp and Subsidiaries--Calculation of Ratio of Income to Fixed
             Charges. (5)
     23(a)-- Consent of KPMG Peat Marwick LLP. (1)
     23(b)-- Consent of Stephen E. Dietz, Associate General Counsel of Citibank,
             N.A. (included as part of Exhibit 5(a)).
     23(c)-- Consent of Morris, Nichols, Arsht & Tunnell (included as part of
             Exhibit 5(b)).
     24   -- Powers of  Attorney.
     25(a)-- Statement of Eligibility of Wilmington Trust Company, as Debt
             Trustee under the Indenture. (1)
     25(b)-- Statement of Eligibility of Wilmington Trust Company, as Property
             Trustee under the Amended and Restated Declaration of Trust of Citicorp Capital I. (1)
     25(c)-- Statement of Eligibility of Wilmington Trust Company, as Property
             Trustee under the Amended and Restated Declaration of Trust of Citicorp Capital II. (1)
     25(d)-- Statement of Eligibility of Wilmington Trust Company, as Property
             Trustee under the Amended and Restated Declaration of Trust of Citicorp Capital III. (1)
     25(e)-- Statement of Eligibility of Wilmington Trust Company, as Property
             Trustee under the Amended and Restated Declaration of Trust of Citicorp Capital IV. (1)
     25(f)-- Statement of Eligibility of Wilmington Trust Company, as Preferred
             Guarantee Trustee under the Preferred Securities Guarantee of Citicorp for the benefit of the holders of Preferred Securities of Citicorp Capital I. (1)
     25(g)-- Statement of Eligibility of Wilmington Trust Company, as Preferred
             Guarantee Trustee under the Preferred Securities Guarantee of Citicorp for the benefit of the holders of Preferred Securities of Citicorp Capital II. (1)
     25(h)-- Statement of Eligibility of Wilmington Trust Company, as Preferred
             Guarantee Trustee under the Preferred Securities Guarantee of Citicorp for the benefit of the holders of Preferred Securities of Citicorp Capital III. (1)
     25(i)-- Statement of Eligibility of Wilmington Trust Company, as Preferred
             Guarantee Trustee under the Preferred Securities Guarantee of Citicorp for the benefit of the holders of Preferred Securities of Citicorp Capital IV. (1)
--------
     (1)  To be filed by amendment.
     (2) Incorporated herein by reference to Citicorp's Registration Statement on Form S-3, File No. 33-64574.
     (3) Incorporated herein by reference to Citicorp's Registration Statement on Form 8-A, filed with respect to the corresponding series of preferred stock.
     (4) Incorporated herein by reference to Citicorp's Registration Statement on Form S-8, File No. 33-53261.
     (5) Incorporated herein by reference to Citicorp's Current Report on Form 8-K, dated October 16, 1996.

Item 17.  Undertakings.

The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those items is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference to this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on October 28, 1996.

                                                     CITICORP


                                                  By /s/ Peter Gallant
                                                     Peter Gallant
                                                     Vice President

                                                     CITICORP CAPITAL I
                                                     CITICORP CAPITAL II
                                                     CITICORP CAPITAL III
                                                     CITICORP CAPITAL IV


                                                  By /s/ Peter Gallant
                                                     Peter Gallant
                                                     Trustee


                                                  By /s/ Ann Goodbody
                                                     Ann Goodbody
                                                     Trustee

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on October 28, 1996 by the following persons in the capacities with Citicorp indicated below.

          Signature                              Capacity

                                                 Chairman and Director
               *                                 (Principal Executive Officer)
          John S. Reed
                                                 Executive Vice President
          /s/ Victor J. Menezes                  Chief Financial Officer
          Victor J. Menezes

                                                 Executive Vice President
          /s/ Thomas E. Jones                    (Principal Financial Officer)a
          Thomas E. Jones

----------
a   Responsible for financial control, tax, accounting and reporting.

         Signature                               Capacity


               *                                  Director
         D. Wayne Calloway


               *                                  Director
         Colby H. Chandler


               *                                  Director
         Paul J. Collins


               *                                  Director
         Kenneth T. Derr


               *                                  Director
         H.J. Haynes


               *                                  Director
         Reuben Mark


               *                                  Director
         Richard D. Parsons


               *                                  Director
         William R. Rhodes


               *                                  Director
         Rozanne L. Ridgway


               *                                  Director
         H. Onno Ruding


               *                                  Director
         Robert B. Shapiro


               *                                  Director
         Frank A. Shrontz

         Signature                                Capacity


               *                                  Director
         Franklin A. Thomas


               *                                  Director
         Edgar S. Woolard, Jr.


*By /s/ Peter Gallant
        Peter Gallant
        Attorney-in-Fact

                                Index of Exhibits

     1(a) -- Form of Underwriting Agreement--Preferred Securities (1)
     3(i) -- Restated Certificate of Incorporation, as amended through June 16,
             1993, of Citicorp. (2)
             (a) Certificate of Designations, Series 18 Preferred Stock. (3)
             (b) Certificate of Designations, Series 19 Preferred Stock. (3)
             (c) Certificate of Designations, Series 20 Preferred Stock. (3)
             (d) Certificate of Designations, Series 21 Preferred Stock. (3)
             (e) Certificate of Designations, Series 22 Preferred Stock. (3)
             (f) Certificate of Designations, Series 23 Preferred Stock. (3) 3(ii) -- Bylaws of Citicorp. (4)
     4(a) -- Certificate of Trust of Citicorp Capital I. (Certificates of Trust
             for each other Trust, identical except for the name, will be filed upon request.) (1)
     4(b) -- Declaration of Trust of Citicorp Capital I. (Declarations of Trust
             for each other Trust, identical except for the name, will be filed upon request.) (1)
     4(c) -- Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of Preferred Securities. (1)
     4(d) -- Form of Indenture between Citicorp and Wilmington Trust Company, as
             Trustee. (1)
     4(e) -- Form of Supplemental Indenture to be used in connection with the issuance of Subordinated Debt Securities and Preferred Securities.
             (1)
     4(f) -- Form of Preferred Security (included in 4(c) above).
     4(g) -- Form of Subordinated Debt Security (included in 4(d) above).
     4(h) -- Form of Guarantee with respect to Preferred Securities. (1)
     5(a) -- Opinion and consent of Stephen E. Dietz, Associate General Counsel of Citibank, N.A. (1)
     5(b) -- Opinion and consent of Morris, Nichols, Arsht & Tunnell.(1)
    12(a) -- Citicorp and Subsidiaries--Calculation of Ratio of Income to Fixed
             Charges. (5)
    23(a) -- Consent of KPMG Peat Marwick LLP. (1)
    23(b) -- Consent of Stephen E. Dietz, Associate General Counsel of Citibank,
             N.A. (included as part of Exhibit 5(a)).
    23(c) -- Consent of Morris, Nichols, Arsht & Tunnell (included as part of
             Exhibit 5(b)).
    24    -- Powers of Attorney.
    25(a) -- Statement of Eligibility of Wilmington Trust Company, as Debt
             Trustee under the Indenture. (1)
    25(b) -- Statement of Eligibility of Wilmington Trust Company, as Property
             Trustee under the Amended and Restated Declaration of Trust of Citicorp Capital I. (1)
    25(c) -- Statement of Eligibility of Wilmington Trust Company, as Property
             Trustee under the Amended and Restated Declaration of Trust of Citicorp Capital II. (1)
    25(d) -- Statement of Eligibility of Wilmington Trust Company, as Property
             Trustee under the Amended and Restated Declaration of Trust of Citicorp Capital III. (1)
    25(e) -- Statement of Eligibility of Wilmington Trust Company, as Property
             Trustee under the Amended and Restated Declaration of Trust of Citicorp Capital IV. (1)
    25(f) -- Statement of Eligibility of Wilmington Trust Company, as Preferred
             Guarantee Trustee under the Preferred Securities Guarantee of Citicorp for the benefit of the holders of Preferred Securities of Citicorp Capital I. (1)
    25(g) -- Statement of Eligibility of Wilmington Trust Company, as Preferred
             Guarantee Trustee under the Preferred Securities Guarantee of Citicorp for the benefit of the holders of Preferred Securities of Citicorp Capital II. (1)
    25(h) -- Statement of Eligibility of Wilmington Trust Company, as Preferred
             Guarantee Trustee under the Preferred Securities Guarantee of Citicorp for the benefit of the holders of Preferred Securities of Citicorp Capital III. (1)

    25(i) -- Statement of Eligibility of Wilmington Trust Company, as Preferred
             Guarantee Trustee under the Preferred Securities Guarantee of Citicorp for the benefit of the holders of Preferred Securities of Citicorp Capital IV. (1)
--------
      (1)  To be filed by amendment.
      (2) Incorporated herein by reference to Citicorp's Registration Statement on Form S-3, File No. 33-64574.
      (3) Incorporated herein by reference to Citicorp's Registration Statement on Form 8-A, filed with respect to the corresponding series of preferred stock.
      (4) Incorporated herein by reference to Citicorp's Registration Statement on Form S-8, File No. 33-53261.
      (5) Incorporated herein by reference to Citicorp's Current Report on Form 8-K, dated October 16, 1996.

Exhibit 24

A power of attorney in the following form has been executed by each director of Citicorp.


                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Director and/or Officer of CITICORP, a Delaware corporation, and/or CITIBANK, N.A., a national association hereby constitutes and appoints each of GREGORY C. EHLKE, PETER M. GALLANT, ANN M. GOODBODY, JOHN F. RICE and MARTIN A. WATERS his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things in connection with the registration statement dated the date hereof (the "Registration Statement") to be filed with the United States Securities and Exchange Commission or the Office of the Comptroller of the Currency, including specifically, but without limiting the generality of the foregoing, the power and authority to execute the Registration Statement in the name of the undersigned in his capacity as Director and/or Officer of Citicorp and/or Citibank, N.A., any and all amendments, including post-effective amendments, to the Registration Statement, any and all documents and instruments filed as part of or in connection with the Registration Statement or amendments thereto, any and all documents and instruments which the said attorney and agent may deem necessary or advisable to enable Citicorp and/or Citibank, N.A. to comply with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any rules and regulations and requirements of the United States Securities and Exchange Commission in respect thereof, or with any rules and regulations of the Office of the Comptroller of the Currency, and any and all documents and instruments which the said attorney and agent may deem necessary or advisable to enable Citicorp and/or Citibank, N.A. to comply with the securities or other similar laws of jurisdictions outside of the United States of America in respect thereof; and

           HEREBY RATIFIES AND CONFIRMS all that the said attorneys and agents, or any of them, has done, shall do or cause to be done by virtue hereof; and

           HEREBY REVOKES all prior powers of attorney relating to the foregoing acts.

           IN WITNESS WHEREOF, the undersigned has hereunto set his hand.


Dated: October 28, 1996.